Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Third Quarter 2011 Financial Results
Core Operating Income of $1.12 per share (diluted) for the third quarter of 2011(1)
Dividend of $0.875 per share for the third quarter of 2011, payable on October 31, 2011
Annualized dividend yield of 14%(2), 19%(3) on a tax adjusted basis

ARLINGTON, VA, October 26, 2011 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today reported core operating income of $8.7 million for the quarter ended September 30, 2011, or $1.12 per share (diluted).  On a GAAP basis, the Company reported a net loss of $11.6 million for the quarter ended September 30, 2011, or $(1.50) per share (diluted), compared to net income of $5.2 million, or $0.65 per share (diluted), for the quarter ended September 30, 2010.

The Company has hedged substantially all of its agency-backed mortgage-backed securities (“MBS”) primarily using Eurodollar futures. While the Company’s hedge and portfolio are structured to protect MBS portfolio returns over time, unrealized mark-to-market gains or losses may result from volatility or uncertainty in the economy and/or the capital markets. In the third quarter, decreases in interest rates relative to our hedge cost combined with increases in market based spreads for our agency-backed MBS resulted in unrealized losses for the quarter which are reflected in the Company’s GAAP book value per share of $23.93 as of September 30, 2011. The Company’s book value per share excluding these net non-cash, mark-to-market charges related to our agency-backed MBS and hedge positions was $28.25 as of September 30, 2011.

“With mortgage rates at historically low levels, spreads on agency MBS continue to be wide and attractive by historical standards.  Substantially all of the Company’s agency MBS benefit from prepayment protection that has resulted in a low constant prepayment rate.  At the same time, low long-term interest rates offer exceptionally low hedging costs that can be extended for five years or more,” said J. Rock Tonkel, Jr., President and Chief Operating Officer.  “Consequently, the Company believes that risk adjusted returns currently available in agency MBS investments continue to be among the highest observed on a historical basis, and as market conditions permit, we intend to reallocate additional capital to our agency-backed MBS portfolio over time.”

Third Quarter Highlights

During the third quarter, net interest income was $12.4 million, a decrease of $0.3 million from the second quarter of 2011.  The yield on the agency-backed MBS portfolio was 4.49% for the third quarter, and the yield on the private-label MBS portfolio was 16.48% for the third quarter.  Net realized gains from sales of MBS during the third quarter of $1.0 million were recorded from the sale of $7.5 million of face value in private-label MBS.

As of September 30, 2011, the Company’s agency-backed MBS consisted of $621.6 million in face value with a cost basis of $637.3 million and was fair valued at $665.5 million.  Substantially all of the Company’s agency-backed MBS were fixed-rate 30-year MBS with low prepayment characteristics, a weighted average coupon of 4.61%, a weighted average cost of 102.5, and a weighted average cost of funding of 29 basis points at September 30, 2011.  The three-month constant prepayment rate (CPR) for the Company’s agency-backed MBS as of September 30, 2011 was 5%.  The Company’s debt to equity ratio at September 30, 2011 was 3.6 to 1.

The Company’s private-label MBS portfolio consisted of $281.0 million in face value with an amortized cost basis of $140.1 million and fair value of $183.3 million. The following table presents certain statistics of our private-label MBS portfolio as of and for the quarter ended September 30, 2011 (dollars in millions):

Total Private-Label MBS

Fair market value	$183
Fair market value (as a % of face value)	65.3%

Quarterly yield (as a % of amortized cost)	16.5%
Average cost (as a % of face value)	48.8%
Weighted average coupon	5.4%

Face value	$281
Amortized cost	$140
Purchase discount	$134

60+ delinquent	20.0%
Credit enhancement	7.7%
Severity (3-month)	47.9%
Constant prepayment rate (3-month)	14.4%

The Company’s Board of Directors approved a $0.875 dividend for the third quarter of 2011.  The dividend will be paid on October 31, 2011 to shareholders of record on September 30, 2011.  This represented a 14% annualized dividend yield based on the Class A common stock closing price on the New York Stock Exchange (NYSE) of $24.69 on October 26, 2011.

(1)	Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles as consistently applied in the United States (GAAP), the Company has disclosed non-GAAP core operating income for the quarter ended September 30, 2011 in this press release. This non-GAAP measurement is used by management to analyze and assess the Company’s operating results and dividends. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the Company's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes net income on a GAAP basis and core operating income on a non-GAAP basis should be considered together.

In determining core operating income, the Company has excluded certain costs and the following non-cash expenses: (i) compensation costs associated with stock-based awards, (ii) accretion of MBS purchase discounts adjusted for principal repayments in excess of proportionate invested capital, and (iii) unrealized mark-to-market adjustments on trading MBS and hedge instruments.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements for the quarter ended September 30, 2011 (dollars in thousands):

GAAP net loss	$(11,643)
Adjustments
Adjusted expenses(a)	518
Stock compensation	176
Net unrealized mark-to-market loss on trading MBS and hedge instruments	20,675
Adjusted interest related to purchase discount accretion	(1,048)
Non-GAAP core operating income	$8,678
Non-GAAP core operating income per share (diluted)	$1.12

(a)	Adjusted expenses represents certain professional fees and income taxes that are not considered representative of routine activities of the Company.

(2)	Based on the annualized third quarter 2011 dividend and a Class A common stock closing price on the NYSE of $24.69 on October 26, 2011.

(3)
The Company's dividends are eligible for the 15% federal income tax rate on qualified dividend income, whereas dividends paid by a REIT are generally subject to the higher 35% tax rate on ordinary income.  To provide the same return after payment of federal income tax as the Company, a REIT would be required to pay dividends providing a 19% yield.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests in mortgage-related and other assets.  The Company is headquartered in the Washington, D.C. metropolitan area.  For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, returns, leverage, portfolio allocation, hedges, prepayments, plans and steps to position the Company to realize value, and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances.  These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in default rates, preservation of our net operating loss and net capital loss carry-forwards, impacts of regulatory changes including actions taken by the Securities and Exchange Commission, impacts of changes to Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve and the U.S. Treasury, availability of opportunities that meet or exceed our risk adjusted return expectations, ability to effectively migrate private-label MBS into agency-backed MBS, ability to realize a higher return on capital migrated to agency-backed MBS, ability and willingness to make future dividends, the failure of sovereign or municipal entities to meet their debt obligations or a downgrade in the credit rating of such debt obligations, ability to generate sufficient cash through retained earnings to satisfy capital needs, changes in and the effects on the Company of mortgage prepayment speeds, ability to realize book value growth through reflation of private-label MBS, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, regulatory and market conditions.  These and other risks are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement.

Financial data follows

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
	2011	2010	2011	2010
INTEREST INCOME	$13,061	$10,150	$38,818	$29,401

INTEREST EXPENSE
Interest on short-term debt	542	178	1,336	405
Interest on long-term debt	115	146	345	423
Total interest expense	657	324	1,681	828
Net interest income	12,404	9,826	37,137	28,573

OTHER (LOSS) INCOME, NET
Investment (loss) gain, net	(20,195)	(2,089)	(17,455)	642
Other loss	(4)	(3)	(11)	(10)
Total other (loss) income, net	(20,199)	(2,092)	(17,466)	632
Operating (loss) income before other expenses	(7,795)	7,734	19,671	29,205

OTHER EXPENSES
Compensation and benefits	2,537	2,365	7,543	7,664
Professional services	441	233	1,125	993
Business development	19	19	98	58
Occupancy and equipment	93	90	281	294
Communications	51	44	147	156
Other operating expenses	448	387	1,168	1,684
Total other expenses	3,589	3,138	10,362	10,849

(Loss) income before income taxes	(11,384)	4,596	9,309	18,356

Income tax provision (benefit)	259	(560)	1,076	(199)

Net (loss) income	$(11,643)	$5,156	$8,233	$18,555

Basic (loss) earnings per share	$(1.50)	$0.66	$1.07	$2.39

Diluted (loss) earnings per share	$(1.50)	$0.65	$1.06	$2.35

Weighted average shares outstanding - basic (in thousands)	7,748	7,755	7,711	7,768
Weighted average shares outstanding - diluted (in thousands)	7,748	7,887	7,737	7,904

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	September 30, 2011	December 31, 2010

Cash and cash equivalents	$20,295	$12,412
Receivables
Interest	3,648	2,345
Other	404	219
Mortgage-backed securities, at fair value
Available-for-sale	183,509	252,909
Trading	665,337	174,055
Other investments	3,195	8,287
Derivative assets, at fair value	246	-
Deposits	71,305	4,748
Prepaid expenses and other assets	739	358
Total assets	$948,678	$455,333

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$655,987	$190,220
Interest payable	283	187
Accrued compensation and benefits	7,288	7,201
Dividend payable	6,788	4,655
Derivative liabilities, at fair value	61,845	2,398
Purchased securities payable	-	2,555
Accounts payable, accrued expenses and other liabilities	16,048	16,373
Long-term debt	15,000	15,000
Total liabilities	763,239	238,589

Equity:
Common stock	77	77
Additional paid-in capital	1,506,050	1,505,971
Accumulated other comprehensive income, net of taxes	43,252	63,495
Accumulated deficit	(1,363,940)	(1,352,799)
Total equity	185,439	216,744

Total liabilities and equity	$948,678	$455,333

Book Value per Share	$23.93	$28.46

Shares Outstanding (in thousands)	7,748	7,617